SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

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MACROVISION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MACROVISION CORPORATION
2830 De La Cruz Boulevard
Santa Clara, California 95050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

          The annual meeting of stockholders of Macrovision Corporation will be held at our corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050 on Tuesday, May 25, 2004, beginning at 10:00 a.m., local time.  We are holding the meeting to act on the following matters:

          1.          Election of Directors. You will have the opportunity to elect seven members of the board of directors for a term of one year. The following seven persons are our nominees: John O. Ryan; William A. Krepick; Matt Christiano; Donna S. Birks; William N. Stirlen; Thomas Wertheimer; and Steven G. Blank.

          2.          Appointment of Auditors. You will be asked to ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2004.

          3.          Other Business. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will also vote on these matters.

          We cordially invite all stockholders to attend the annual meeting in person.  If you were a stockholder as of the close of business on March 31, 2004, you are entitled to vote at the annual meeting.  A list of stockholders eligible to vote at the annual meeting will be available for review during our regular business hours at our headquarters in Santa Clara for at least ten days prior to the meeting for any purpose related to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 8, 2004
Santa Clara, California	Ian R. Halifax, Secretary

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the annual meeting, please complete, sign and date, and promptly return the accompanying proxy card in the enclosed postage-paid envelope so that your shares will be represented at the meeting.  You may also submit your proxy via the Internet or telephone as specified in the accompanying voting instructions.  This will ensure the presence of a quorum at the annual meeting and save the expense and extra work of additional solicitation.  Sending your proxy card will not prevent you from attending the meeting, revoking your proxy and voting your stock in person.

i

MACROVISION CORPORATION
2830 De La Cruz Boulevard
Santa Clara, California 95050

PROXY STATEMENT

For the
Annual Meeting of Stockholders
To be held on May 25, 2004

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

          Our board of directors is soliciting your proxy for our 2004 annual meeting of stockholders (the “annual meeting” or “meeting”). The annual meeting will be held at our corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050 on Tuesday, May 25, 2004, beginning at 10:00 a.m., local time. Our telephone number is (408) 743-8600.  Voting materials, which include this proxy statement, proxy card and 2003 annual report to stockholders, will first be mailed to stockholders entitled to vote at the annual meeting on or about April 16, 2004.

          This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

What is the purpose of the annual meeting?

          At our annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, management will report on the performance of Macrovision and respond to questions from stockholders.

Who can vote at the annual meeting?

          The board of directors set March 31, 2004 as the record date for the annual meeting. If you owned our common stock at the close of business on March 31, 2004, you may attend and vote at the annual meeting. You are entitled to one vote for each share of common stock that you held on the record date for all matters to be voted on at the annual meeting. The proxy card indicates the number of shares that you own.  As of the record date, 49,298,237 shares of common stock, representing the same number of votes, were outstanding.

What is the quorum requirement for the annual meeting?

          A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the annual meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the annual meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail.

          Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present in person or represented by proxy at the annual meeting.

How do I vote by proxy?

          Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. You may also vote electronically over the Internet or by telephone. Special instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card.  Returning the proxy card will not affect your right to vote in person at the annual meeting.

How can I vote my shares in person at the annual meeting?

          Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to attend the meeting in person, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in a brokerage account in your broker’s name (in “street name”), your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker on how to vote the shares, but you may not vote these shares in person at the annual meeting unless you bring an account statement and a letter of authorization from the broker that holds your shares to the meeting.

How can I vote my shares without attending the annual meeting?

          Whether you hold shares directly as a stockholder of record or in street name, you may vote without attending the meeting. You may vote by submitting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the enclosed proxy card for instructions on how to submit a proxy by telephone, Internet or mail. For shares held in street name, the voting instruction card will be included with the proxy statement delivered by your broker or nominee.

How can I change my vote after I return my proxy?

          You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by submitting a new proxy at a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

What proposals are scheduled to be voted on at the annual meeting?

          The following two proposals are scheduled for a vote at the annual meeting:

          •     Proposal No. 1:  the election of each of the named nominees for director; and

          •     Proposal No. 2:  the ratification of KPMG LLP as our independent auditors for the year ending December 31, 2004.

Will there be any other matters considered at the annual meeting?

          We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.

What vote is required for each proposal?

          Election of Directors.  You may vote “FOR” a nominee for our board of directors or you may “WITHHOLD AUTHORITY” to vote for a nominee.  The seven individuals receiving the highest number of “FOR” votes will be elected directors. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively or for a greater number of persons than the number of nominees named in this proxy statement. A properly executed proxy that is marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will have no effect on the election of directors, although it will be counted for purposes of determining whether there is a quorum.

          Ratification of Auditors.  You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of our selection of KPMG LLP as our independent auditors.  The affirmative vote of the majority of the shares present in person or represented by proxy at the meeting will be required for approval. Neither abstentions nor broker non-votes have any effect on the outcome of this proposal.

          All proxies will be voted in accordance with the instructions specified on the enclosed proxy card. If you just sign your proxy card with no additional instructions, your shares will be voted in accordance with the recommendations of our board of directors. If you do not vote and you hold your shares in street name, and your broker does not have such discretionary power to vote your shares, your shares may constitute “broker non-votes” and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

What are the recommendations of the board of directors?

          Our board of director’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote FOR the election of each of the named nominees for director and FOR ratification of KPMG LLP as our independent auditors for the year ending December 31, 2004.

Where can I find the voting results?

          The preliminary voting results will be announced at the annual meeting of stockholders. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1: ELECTION OF DIRECTORS

          Our board of directors currently consists of seven members, a majority of whom are “independent” under applicable rules of the Securities and Exchange Commission (the “SEC”).  Our bylaws provide that our board of directors shall have not less than five but not more than nine members, with the exact number of directors to be fixed from time to time by the board of directors.

          Our corporate governance and nominating committee has recommended the seven individuals listed below to stand for election at the annual meeting of stockholders this year and our board of directors has approved the nomination of these seven directors to stand for election.  Each director will be elected to serve until the next annual meeting of stockholders, or until a successor is duly elected and qualified or the director’s earlier death, resignation or removal. Each nominee for director has consented to serve as such if elected by the stockholders.  If any nominee should become unavailable or unable to serve as a director prior to the meeting, our board of directors may designate another nominee to fill the vacancy and proxies will be voted for that nominee.

          There are no family relationships among our executive officers, directors and nominees for director.

Nominees for Director

          You are being asked to vote on the seven director nominees listed below.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for these seven nominees.  All of our nominees for director are current members of our board of directors.  The names of the director nominees, their ages as of March 31, 2004 and other information about them are shown below.

Name of Director Nominee	Age	Director Since	Position

John O. Ryan	58	1987	Chairman of the Board of Directors
William A. Krepick	58	1995	Director
Matt Christiano	51	2000	Director
Donna S. Birks	48	1997	Independent Director
William N. Stirlen	65	1997	Independent Director
Thomas Wertheimer	65	1997	Independent Director
Steven G. Blank	50	2002	Independent Director

          John O. Ryan.Mr. Ryan is a co-founder of Macrovision and an inventor of its core video copy protection technologies. He has served as our Chairman of the Board of Directors since June 1991 and as an Executive Officer since November 2001.  Mr. Ryan served as our Chief Executive Officer from June 1995 to October 2001, and served as our Vice-Chairman of the Board of Directors from 1987 until June 1991.  Mr. Ryan is the inventor on more than 50 patents and has 11 patent applications pending in the fields of video copy protection, video scrambling, audio information dissemination, and television camera technology. Mr. Ryan studied Physics and Mathematics at the University of Galway in Ireland, and received a full technological certificate in Telecommunications from the City and Guilds of London, England.

          William A. Krepick. Mr. Krepick has served as our President since June 1995 and as our Chief Executive Officer since October 2001. He served as our Chief Operating Officer from June 1995 to October 2001, as our Senior Vice President, Theatrical Copy Protection from July 1992 to June 1995 and as our Vice President, Sales and Marketing from November 1988 to June 1992.  Mr. Krepick holds a B.S. in Mechanical Engineering from Rensselaer Polytechnic Institute and a M.B.A. from Stanford University.

          Matt Christiano. Mr. Christiano served as our Executive Vice President from September 2000 to August 2003 and as our Chief Technology Officer from September 2000 to July 2002. From 1982 to September 2000, Mr. Christiano served as Chief Executive Officer of Globetrotter Software, Inc., which we acquired in September 2000.  Mr. Christiano has over 25 years of experience in software engineering and general management and holds two U.S. patents in the field of license management.  Mr. Christiano holds B.S. and M.E.E. degrees in Electrical Engineering from Rice University.

          Donna S. Birks. Ms. Birks has served as a management and financial consultant to technology companies since February 2001.  She served as Executive Vice President and Chief Financial Officer at Adaptive Broadband Corp., a data networking solutions company, from December 1997 to January 2001 and as Vice President, Finance and Administration and Chief Financial Officer at ComStream, a communications systems company, from August 1994 to June 1997.  Ms. Birks holds a B.A. in Business Administration from George Mason University and a M.S. in Finance from American University.

          William N. Stirlen. Mr. Stirlen has served as a consultant to technology companies since February 1994.  As a consultant, he has held various executive positions with Open Text Corporation, an intranet software company, most recently as Chief Financial Officer from June 1996 to October 1997 and as Executive Vice President of Corporate Development from November 1997 to October 1998.  Mr. Stirlen holds a B.A. in American Studies from Yale University and a M.B.A. in Finance from Northwestern University.

          Thomas Wertheimer. Mr. Wertheimer has served as a consultant to Universal Studios since January 1996. Mr. Wertheimer served as Executive Vice President and Chairman of the home video and television groups of MCA, Inc., an entertainment company, from 1992 to January 1996.  Mr. Wertheimer holds a B.A. from Princeton University and a LL.B. degree from Columbia University School of Law.

          Steven G. Blank. Mr. Blank has served as a consultant to venture capital firms and technology companies since September 1999 and as a lecturer at U.C. Berkeley, Haas School of Business since January 2001.  He co-founded E.piphany Inc., a provider of CRM solutions, and served as its President and Vice President of Marketing from October 1996 to September 1999.  Mr. Blank has over 25 years of experience in high technology companies and general management. Mr. Blank serves on the board of directors of Immersion Corporation, a tactile feedback technology company.

Required Vote and Board Recommendation

          The seven nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

          PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

          Our audit committee has selected KPMG LLP as our independent auditors for the year ending December 31, 2004. You are being asked to ratify this selection.  In the event that the stockholders do not approve the selection of KPMG LLP, our audit committee will reconsider the appointment of the independent auditors.

          KPMG LLP, who performed our audit services in 2003, including an examination of the consolidated financial statements and services related to filings with the SEC, has served as our auditors since November 1995. KPMG LLP performed all of its services in 2003 at customary rates and terms. We expect that one or more representatives of KPMG LLP will be present at the meeting, will be able to make a statement, if they wish to do so, and will be able to respond to appropriate questions from the stockholders present at the meeting.

Principal Auditor Fees and Services

          The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG LLP during 2003 and 2002.

	Fee Amounts

Type of Fees	Fiscal 2003	Fiscal 2002

Audit Fees(1)	$586,350	$503,500
Audit-Related Fees (2)	$27,500	$25,000
Tax Fees (3)	$421,761	$364,595
All Other Fees (4)	$—	$—

Total Fees	$1,035,611	$893,095

(1)

Audit Fees consist of fees for professional services rendered for the audit of our consolidated financial statements included in our annual report and the review of our interim financial statements included in our quarterly reports, and for services that are normally provided by KPMG LLP in connection with regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for statutory audits of our UK subsidiaries.

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning (domestic and international).

(4)	All Other Fees consist of fees for products and services not included in the above categories.

          In making its recommendation to ratify the appointment of KPMG LLP as our independent auditors for 2004, the audit committee has determined that all such services rendered by the independent auditors are permissible under applicable laws and regulations, and were pre-approved by the audit committee in accordance with the audit committee pre-approval policy that is attached as an exhibit to our audit committee charter.  The audit committee has determined the services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Required Vote and Board Recommendation

          Stockholder ratification of our selection of KPMG LLP as our independent auditors requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting. Neither abstentions nor broker non-votes have any effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Board Meetings and Committees

          Our board of directors held 16 meetings in 2003 and acted by unanimous written consent six times.  Each director attended at least 75% of the meetings of our board of directors that were held during the time he or she was a director in 2003.  Our board of directors has determined that Ms. Birks and Messrs. Stirlen, Wertheimer and Blank each meet the independence requirements for independent status under applicable rules of the SEC and the listing standards of the Nasdaq National Market.  As part of each regularly scheduled board meeting, the independent members of our board of directors hold a separate meeting that employee and affiliated directors and other members of management do not attend.

          Although we do not have a formal policy regarding attendance by members of the board of directors at the annual meeting, we encourage directors to attend and historically most have done so.  All of our directors attended the 2003 annual meeting of stockholders.

          Our board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee (formerly our nominating committee). Each director attended at least 75% of the meetings of each of the committees of our board of directors on which he or she served that were held in 2003.

          Audit Committee

          The members of the audit committee are Donna S. Birks, William N. Stirlen and Thomas Wertheimer, each of whom meet the independence and other requirements to serve on our audit committee under SEC rules and the listing standards of the Nasdaq National Market.  Mr. Stirlen is the chairman of the audit committee.  Our board of directors has determined that Mr. Stirlen and Ms. Birks are “audit committee financial experts” as defined by the rules of the SEC.  The audit committee met nine times in 2003 and acted by unanimous written consent one time in 2003.

          Our board of directors has adopted a charter governing the duties and responsibilities of the audit committee.  A copy of the charter is included as Appendix A to this proxy statement and posted on our Internet website at www.macrovision.com.  The principal function of the audit committee is to assist our board of directors in its oversight responsibilities relating to our financial accounting, reporting and controls. The audit committee monitors and evaluates periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management and our independent auditors, is directly responsible for the appointment, compensation and oversight of the work of our independent auditors, reviews and evaluates the qualifications, independence and performance of our independent auditors, monitors our compliance with legal and regulatory requirements, monitors the performance of our internal audit function and facilitates communication among our independent auditors, our financial and senior management and our board of directors.

          Compensation Committee

          The members of the compensation committee are Donna S. Birks, Steven G. Blank, William N. Stirlen and Thomas Wertheimer, each of whom meets the independence and other requirements to serve on our compensation committee under SEC rules and the listing standards of the Nasdaq National Market.  Mr. Blank is the chairman of the compensation committee.  The compensation committee met 10 times in 2003 and acted by unanimous written consent one time in 2003.

          Our board of directors has adopted a charter governing the duties and responsibilities of the compensation committee.  A copy of the charter is included as Appendix B to this proxy statement and posted on our Internet website at www.macrovision.com.  The principal functions of the compensation committee are to review our incentive compensation programs for executive officers and approve the annual compensation for executive officers. The compensation committee also supervises the administration of our employee stock purchase and equity incentive plans and makes decisions regarding the grant of all forms of stock compensation awarded to executive officers.

          Corporate Governance and Nominating Committee

          In February 2004, our board of directors converted the nominating committee into the corporate governance and nominating committee.  The members of the corporate governance and nominating committee are Donna S. Birks, Steven G. Blank, William N. Stirlen and Thomas Wertheimer, each of whom meets the independence and other requirements to serve on our corporate governance and nominating committee under SEC rules and the listing standards of the Nasdaq National Market.  Mr. Blank is the chairman of the corporate governance and nominating committee.  The nominating committee, as predecessor to the corporate governance and nominating committee, met one time in 2003.  On April 5, 2004, the corporate governance and nominating committee met to select the seven nominees currently standing for election as directors.

          Our board of directors has adopted a charter governing the duties and responsibilities of the corporate governance and nominating committee.  A copy of the charter is included as Appendix C to this proxy statement and posted on our Internet website at www.macrovision.com.  The principal functions of the corporate governance and nominating committee are to advise and make recommendations to our board of directors on matters concerning corporate governance, review potential or actual conflicts of interest involving members of our board of directors, help identify, evaluate and recruit candidates to fill vacancies on our board of directors, identify the nominees for election to our board of directors at the annual meeting of stockholders and oversee the evaluation of members of our board of directors.

Corporate Governance Materials

          Our Code of Personal and Business Conduct and Ethics and the charters of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee will be made available at our website at www.macrovision.com.   The committee charters are also included as appendices to this proxy statement.

Director Nomination Process

          Director Qualifications

          The corporate governance and nominating committee reviews, evaluates and proposes prospective candidates for our board of directors.  Each member of our board of directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with Macrovision’s values. In evaluating director nominees, the corporate governance and nominating committee considers a variety of factors, including the appropriate size of the board of directors, Macrovision’s needs with respect to the particular talents and experience of the directors, the nominee’s experience and understanding of our business and industry, familiarity with national and international business matters, strategic thinking and willingness to share ideas, network of contacts, experience with accounting rules and practices, and diversity of professional expertise and experience beneficial to the achievement of Macrovision’s strategic goals. The corporate governance and nominating committee may also consider such other factors as it may deem are in the best interests of Macrovision and its stockholders. The corporate governance and nominating committee understands that it is necessary for at least one, and preferable for several, members of the board to meet the criteria for an “audit committee financial expert” as defined by SEC rules and for a majority of the members of the board to meet the definition of “independent director” under the listing standards of the Nasdaq National Market.

          Identifying Nominees

          The corporate governance and nominating committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The corporate governance and nominating committee may identify potential nominees based upon suggestions by non-employee members of the board, senior level executives, individuals personally known to the members of the board, third-party search firms and/or stockholders, and evaluate those persons on its own.  The corporate governance and nominating committee does not evaluate proposed nominees differently depending upon who has made the proposal. To date, we have not paid any third-party fees to assist in this process.

          Stockholder Nominations

          In identifying nominees for our board of directors, the corporate governance and nominating committee will consider any stockholder recommendations for candidates to serve on the board. If a stockholder wishes to suggest a candidate for consideration by the corporate governance and nominating committee, the stockholder should follow the procedures as set forth in our bylaws.  Any notice of director nomination must meet all the requirements contained in our bylaws and include other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the nominee’s consent to serve as a director and evidence of the nominating stockholder’s ownership of Macrovision stock.  To assure time for meaningful consideration by the corporate governance and nominating committee, any such notice should be sent to the attention of Corporate Secretary, 2830 De La Cruz Boulevard, Santa Clara, California 95050 on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under “Stockholder Proposals for the 2005 Annual Meeting.”  To date, we have not had any candidates submitted by any stockholders for the upcoming annual meeting.

Communications with the Board

          Stockholders may send communications to the board of directors or individual members of the board by submitting a letter or letters in a sealed envelope(s) labeled with the name(s) of the desired recipient(s).  This letter should be placed in a larger envelope and mailed to Macrovision Corporation, Attention: Corporate Secretary, 2830 De La Cruz Boulevard, Santa Clara, California 95050. The Corporate Secretary will forward the sealed envelope(s) to the designated recipient.   Comments or complaints relating to accounting or auditing matters may be submitted directly to the chairman of the audit committee through the same address listed above.

Compensation Committee Interlocks and Insider Participation

          Donna S. Birks, Steven G. Blank, William N. Stirlen and Thomas Wertheimer served as members of our compensation committee during 2003.  Ms. Birks was employed by Macrovision from 1992 to 1994 as Vice President, Finance and Chief Financial Officer.  None of the members of the compensation committee during any part of 2003 had any interlocking relationship as defined by the SEC.

Compensation of Directors

          Base Compensation.  For 2003, each of our independent directors received a fee of $1,500 for each quarterly board meeting, $1,000 for each other board meeting and $1,000 for each compensation, audit and corporate governance and nominating committee meeting he or she attended.  In addition to meeting fees, each independent director is paid an annual retainer of $30,000 for serving on our board of directors.  The annual retainer is paid in four equal quarterly installments on the first day of January, April, July and October to those independent directors who are serving on the board of directors on such payment dates.  Our directors who are employees of Macrovision or otherwise are not independent do not receive any compensation for attending board or committee meetings.

          Options.  In addition to the compensation set forth above, each non-employee director will receive options granted under our 1996 Directors Stock Option Plan.  Under the 1996 Directors Stock Option Plan, each non-employee director will receive an automatic initial option grant to purchase 40,000 shares of common stock on the date on which such person first becomes a non-employee director.  This initial option grant vests monthly over a three-year period.  Employee directors who terminate employment and continue as non-employee directors are not eligible to receive this initial grant.  Upon each anniversary of the date on which a non-employee director joined the board (or for an employee director who becomes a non-employee director, each anniversary of our initial public offering), the non-employee director, if he or she continues serving as a member of our board of directors, will receive an automatic annual option grant to purchase 15,000 shares of common stock.  In addition, upon the conclusion of our annual meeting of stockholders each year, the chairman of our audit committee of our board of directors will receive an additional annual grant to purchase 7,500 shares of common stock and the chairmen of our compensation committee and corporate governance and nominating committee will each receive an additional

annual grant to purchase 5,000 shares of common stock.   These annual option grants vest monthly over a one-year period.

          On May 27, 2003, each non-employee director received an extra one-time option grant of 15,000 shares, which vests monthly over a one-year period.

          The following independent directors were granted options to purchase common stock pursuant to the 1996 Directors Stock Option Plan during 2003:

Name	Date of Grant	Number of Shares	Exercise Price

Donna S. Birks	4/23/03	15,000	$15.96
	5/27/03	15,000	$17.39

Steven G. Blank	4/9/03	15,000	$12.45
	5/27/03	15,000	$17.39
	5/27/03	5,000	$17.39

William N. Stirlen	4/23/03	15,000	$15.96
	5/27/03	15,000	$17.39
	5/27/03	7,500	$17.39

Thomas Wertheimer	5/27/03	15,000	$17.39
	5/27/03	5,000	$17.39
	7/24/03	15,000	$21.49

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

          The names of our executive officers, their ages as of March 31, 2004, and their positions are shown below. The dates given for time of service with Macrovision include time, where applicable, served by each individual with one of our principal predecessor companies.  Biographical summaries of each of our executive officers who are not also members of our board of directors are included below.

Name	Age	Positions
William A. Krepick	58	President and Chief Executive Officer
John O. Ryan	58	Chairman of the Board and Executive Officer
Ian R. Halifax	43	Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary
Carol A. Flaherty	51	Sr. Vice President, Worldwide Sales, Entertainment Technologies Group
Daniel E. Stickel	40	Executive Vice President and General Manager, Software Technologies Group
Steven Weinstein	49	Executive Vice President and General Manager, Entertainment Technologies Group
James F. Wickett	53	Executive Vice President, Corporate Development

          For biographies of William A. Krepick and John O. Ryan, please see Proposal 1: Election of Directors.

          Ian R. Halifax.  Mr. Halifax has served as our Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary since June 2003.  He served as our Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary from January 2003 to May 2003 and as our Vice President, Finance and Administration, Chief Financial Officer and Secretary from October 1999 to December 2002.  Before joining Macrovision, Mr. Halifax served as Chief Financial Officer of S-Vision, a private semiconductor display technology company, from February 1999 to September 1999, and as Director, Corporate Transactions for KPMG LLP, an accounting firm, from October 1997 to January 1999.  Mr. Halifax holds a B.A. in English from the University of York and a M.B.A. from Henley Management College.  Mr. Halifax is a Certified Public Accountant and a Certified Management Accountant.

          Carol A. Flaherty.  Ms. Flaherty has served as our Senior Vice President, Worldwide Sales of the Entertainment Technologies Group since May 2003.  She served as our Senior Vice President, Video Technology Division from May 2002 to April 2003 and as our Vice President, Video Technology Division from April 1999 to April 2002.  Before joining Macrovision, Ms. Flaherty served as Director of Business Development for Digital Link Corporation, a manufacturer of telecommunications equipment, from September 1997 to April 1999.  Ms. Flaherty holds a B.A. in Economics from Mary Washington College (formerly a division of the University of Virginia) and a M.B.A. from Golden Gate University.

          Daniel E. Stickel.  Mr. Stickel has served as our Executive Vice President and General Manager of the Software Technologies Group since May 2003.  He served as our Senior Vice President and General Manager, Enterprise Software Division, from August 2002 to April 2003.  Before joining Macrovision, Mr. Stickel served as President of Conomae Corporation, a wireless broadband venture, from March 2001 to August 2002 and held various executive positions at AltaVista Corporation, a search technology company, from April 2000 to February 2001. Prior to AltaVista, Mr. Stickel co-founded K2 Technologies, a data integration and analysis software company that was acquired by E.W. Blanch in 1998, serving as Vice President and Senior Vice President from May 1996 until April 2000.  Mr. Stickel holds a B.A. in Applied Mathematics and a M.S. in Computer Science, both from Harvard University.

          Steven Weinstein.  Mr. Weinstein has served as our Executive Vice President and General Manager of the Entertainment Technologies Group since May 2003.  He served as our Chief Technology Officer from December 2002 to May 2003.  Before joining Macrovision, Mr. Weinstein served as Chief Technology Officer at Vicinity Corp., a provider of location-based information and services, from June 2002 to December 2002 and as Chief Technology Officer of Backstage Pass, Inc., a company focused on digital identities and online communities for major music talent, from February 2001 to March 2002.  Prior to co-founding Backstage Pass, Mr. Weinstein served as Chief Technology Officer and Senior Vice President, Strategic Initiatives of Liberate Technologies, a provider of software and services for digital cable systems, from September 1996 to February 2001.  Mr. Weinstein holds a B.S. in Mathematics from Vanderbilt University.

          James F. Wickett.  Mr. Wickett has served as our Executive Vice President, Corporate Development since February 2004.  Prior to joining Macrovision, Mr. Wickett served as a business development consultant for private equity firms and technology companies from July 2001 to February 2004, and as General Partner of Bay Partners, a private venture capital firm, from July 1998 to July 2001.  Mr. Wickett received his law degree from the San Mateo Law School and is a member of the California State Bar.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table shows how much of our common stock was beneficially owned as of March 31, 2004 by each director, each executive officer named in the summary compensation table, all executive officers and directors as a group, and by each holder of 5% or more of our common stock. To our knowledge and except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder’s address is c/o Macrovision Corporation, 2830 De La Cruz Boulevard, Santa Clara, CA 95050.

          The option column below reflects shares of common stock that are subject to options that are currently exercisable or are exercisable within 60 days of March 31, 2004. Those shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options, but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.  Percentage ownership is based on 49,298,237 shares outstanding on March 31, 2004.

Amount and Nature of Beneficial Ownership

Beneficial Owner	Shares	Options	Total	Percent of Class

PRIMECAP Management Company (1)	4,288,565	0	4,288,565	8.76%
AXA Financial, Inc.(2)	4,006,600	0	4,006,600	8.20%
Matt Christiano (3)	1,880,587	1,250	1,881,837	3.82%
John O. Ryan (4)	1,201,090	0	1,201,090	2.44%
William A. Krepick (5)	304,995	372,469	677,464	1.37%
Ian R. Halifax	1,098	236,382	237,480	*
William N. Stirlen	4,450	121,661	126,111	*
Thomas Wertheimer	850	122,833	123,683	*
Donna S. Birks	8,850	91,750	100,600	*
Carol A. Flaherty	275	96,150	96,425	*
Steven G. Blank	1,000	59,999	60,999	*
Daniel E. Stickel	1,270	32,000	33,270	*
Steven Weinstein	2,304	38,194	40,498	*
All executive officers and directors as a group (12 persons)	3,406,769	1,172,688	4,579,457	9.29%

*  Less than one percent

(1)

Based solely on information provided by PRIMECAP Management Company in a Schedule 13G/A filed with the Securities and Exchange Commission on March 12, 2004.  The address of PRIMECAP Management Company is 225 South Lake Avenue #400, Pasadena, CA 91101.

(2)

Based solely on information provided by AXA Assurances I.A.R.D. Mutuelle in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2004. Beneficial ownership represents 4,006,600 shares beneficially owned by AXA Financial, Inc. as a parent holding company, representing sole voting power with respect to 889,200 shares, shared voting power with respect to 2,919,500 shares and sole dispositive power with respect to 4,006,600 shares. The address of AXA Assurances I.A.R.D. Mutuelle is 370, rue Saint Honore, 75001 Paris, France. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York, 10104.

(3)

Includes 1,696,365 shares held of record by the Christiano Family Trust DTD 09/09/91, 92,111 shares held of record by the Christiano Family Trust f/b/o Paul Francis Christiano DTD 01/23/2003 and 92,111 shares held of record by the Christiano Family Trust f/b/o Sarah Ann Christiano DTD 01/23/2003.  Mr. Christiano and his wife are the trustees of each of these trusts.

(4)

Includes 880,848 shares held of record by a trust of which Mr. Ryan and his wife are the trustees, 125,000 shares held of record by an unrelated trustee in a grantor retained-interest annuity trust established by Mr. Ryan, 125,000 shares held of record by an unrelated trustee in a grantor retained-interest annuity trust established by Mr. Ryan’s wife, 65,578 shares held of record by Mr. Ryan, and 4,664 shares held of record by Mr. Ryan as custodian for a family member.

(5)	All shares are held of record by a revocable trust of which Mr. Krepick and his wife are the trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

          In accordance with Section 16(a) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission, our directors, executive officers and holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market and to furnish us with copies of all of the reports they file.

          To the best of our knowledge, based solely on a review of the copies of such forms and certifications furnished to us from the reporting persons, we are unaware of any failures during 2003 to file Forms 3, 4 or 5 and any failures to file such forms on a timely basis.

EXECUTIVE COMPENSATION

          The following table sets forth all compensation awarded to, earned by, or paid for services rendered to Macrovision in all capacities during 2003, 2002 and 2001 by our chief executive officer and our four other most highly compensated executive officers, who, together are our “named executive officers.” This information includes the dollar value of base salaries, commissions and bonus awards, the number of shares underlying stock options granted and certain other compensation, whether paid or deferred. We do not grant stock appreciation rights and provide no long-term compensation benefits other than stock options.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards

Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options	All Other Compensation

William A. Krepick	2003	$300,000	$150,000	226,667	$17,092
President and Chief Executive Officer	2002	259,615	55,000	80,000	13,315
	2001	250,000	—	170,000	14,358

Ian R. Halifax	2003	$230,833	$125,000	94,500	$4,565
Executive Vice President, Finance and	2002	200,000	44,000	65,000	8,501
Administration, Chief Financial Officer and Secretary	2001	188,166	8,201	55,000	3,703

Carol A. Flaherty	2003	$225,000	$100,000	74,000	$4,245
Sr. Vice President, Worldwide Sales	2002	195,000	62,000	55,000	13,835
Entertainment Technologies Group	2001	180,625	8,201	50,000	200

Daniel E. Stickel	2003	$237,500	$125,000	25,000	$3,350
Executive Vice President & General Manager	2002	77,917	20,000	150,000	327
Software Technologies Group	2001	—	—	—	—

Steven Weinstein	2003	$229,167	$125,000	25,000	$2,863
Executive Vice President & General Manager	2002	8,333	—	125,000	27
Entertainment Technologies Group	2001	—	—	—	—

          Amounts disclosed under “Bonus” represent bonuses paid pursuant to the Executive Incentive Plan and bonuses approved by the compensation committee in addition to Executive Incentive Plan bonuses earned for services rendered in each year.  Portions of bonuses for services rendered in 2003, 2002 and 2001 were paid in the following year.  Mr. Weinstein joined us in December 2002 and Mr. Stickel joined us in August 2002.  Amounts disclosed under “All Other Compensation” consists of (i) the matching contributions we made on behalf of the named executive officers to our 401(k) plan, (ii) employer paid premiums for life insurance coverage, (iii) buy-back of accrued vacation over allowable annual maximum, (iv) health club membership reimbursement capped at $300 per year, and (v) cash holiday gift of approximately $300 in 2003, $300 in 2002 and $200 in 2001 given to all employees.

Option Grants in 2003

          The following table sets forth information regarding stock option grants made during 2003 to each of the named executive officers under our 2000 Equity Incentive Plan and our 1996 Equity Incentive Plan.  The stock options vest over three years at the rate of: (a) 1/6th of the total option shares upon completion of one year employment with us; and (b) 5/144th of the total option shares each month thereafter until the option is vested with respect to one hundred percent (100%) of the shares.

          During 2003, we granted to our employees options to purchase 1,781,767 shares of our common stock, net of cancellations of options.  The exercise price of all stock options was equal to the fair market value of our common stock on the date of grant.  All stock options granted in 2003 have a term of five years, subject to earlier termination upon termination of employment.

          The potential realizable value table illustrates the hypothetical gains that would exist for the options at the end of the five-year term of the option based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the term. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by SEC rules and do not represent our estimate or projection of future common stock prices. Actual gains, if any, on option exercises will depend on the future performance of our common stock and overall market conditions. The potential realizable values shown in this table may never be achieved.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2003	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

					5%	10%

William A. Krepick	60,000	3.4%	$11.99	1/30/08	$198,757	$439,201
	166,667	9.3%	21.35	7/23/08	983,104	2,172,402

Ian R. Halifax	44,500	2.5%	$11.99	1/30/08	$147,411	$325,741
	50,000	2.8%	21.35	7/23/08	294,931	651,719

Carol A. Flaherty	39,000	2.2%	$11.99	1/30/08	$129,192	$285,481
	35,000	2.0%	21.35	7/23/08	206,451	456,204

Daniel E. Stickel	25,000	1.4%	$19.22	9/2/08	$132,753	$293,350

Steven Weinstein	25,000	1.4%	$19.22	9/2/08	$132,753	$293,350

Option Exercises in 2003 and Year-End Option Values

          The following table sets forth information concerning stock option exercises during 2003 by each of the named executive officers, including the aggregate amount of gains on the date of exercise. The value realized for option exercises is the aggregate fair market value of our common stock on the date of exercise less the exercise price. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held on December 31, 2003 by each of those officers. Also reported are values for “in-the-money” stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2003. The values for unexercised in-the-money options have not been, and may never be, realized. The fair market value is determined by the closing price of our common stock on December 31, 2003, as reported on the Nasdaq National Market, which was $22.59 per share.  We have retroactively updated the share numbers in this table to take into account all of our stock splits and stock dividends.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End

Name	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William A. Krepick	—	$—	311,080	329,863	$1,773,951	$1,005,605
Ian R. Halifax	2,360	20,202	203,064	145,752	12,070	588,021
Carol A. Flaherty	59,055	607,912	66,664	119,281	6,031	511,121
Daniel E. Stickel	20,500	117,180	21,167	133,333	164,679	927,081
Steven Weinstein	—	—	20,834	129,166	102,087	594,663

Employment Agreements

          Employment Contracts with Named Executive Officers

          We entered into executive severance and arbitration agreements with Mr. Krepick and Ms. Flaherty in April 2001 and with Mr. Stickel and Mr. Weinstein in February 2004, in connection with their employment with Macrovision.  Under the agreements, in the event of a change in control of Macrovision, the executive officers are entitled to receive minimum severance payments in the form of six months of salary continuation calculated on base salary (excluding bonus) upon termination of employment for any reason other than cause. In such event, the unvested options of these executive officers will immediately vest if they are terminated or constructively terminated within 90 days prior to the change in control, or twelve months following the change in control.

          In October 1999, we entered into an employment agreement with Mr. Halifax. This agreement was substantially modified in June 2002 when we entered into an executive severance and arbitration agreement with Mr. Halifax. Under the 2002 agreement, in the event of a change in control of Macrovision, Mr. Halifax is entitled to receive severance payments in the form of 12 months of salary continuation calculated on base salary (excluding bonus) upon termination of employment for any reason other than cause. In the event of a change in control, all of Mr. Halifax’s unvested options will immediately vest if he is terminated or constructively terminated within 90 days prior to the change in control, or twelve months following the change in control. Mr. Halifax also is entitled to such 12-month salary continuation benefit and to immediate vesting of stock options that otherwise would vest within 12 months, if Macrovision terminates his employment without cause unrelated to a change in control.

          The following pages contain a report issued by our compensation committee relating to executive compensation for 2003, a report issued by our audit committee and a section titled “Stock Price Performance” containing a stock price performance graph. Stockholders should be aware that under Securities and Exchange Commission rules, the report on executive compensation by the compensation committee, the audit committee report and the stock price performance graph are not deemed to be “soliciting material” or “filed” or incorporated by reference in any past or future filing by Macrovision Corporation under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent that we specifically incorporate this information by reference.

REPORT ON EXECUTIVE COMPENSATION

          The compensation committee makes all decisions involving the cash and stock compensation of Macrovision’s executive officers. The compensation committee consists of four directors, all of whom qualify as “outside directors” and “non-employee directors” as defined by the Internal Revenue Code and the Securities Exchange Act of 1934, respectively.  None of the members of the compensation committee had any interlocking relationships as defined by the Securities and Exchange Commission.

          General Compensation Philosophy

          We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

          Our executive compensation program is administered by the compensation committee of the board. The role of the compensation committee is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of Macrovision. The compensation committee also administers our stock incentive plans and makes grants of stock options and other awards to executive officers under the 1996 and 2000 Equity Incentive Plans.

          The compensation committee has designed Macrovision’s executive compensation program to support what the committee believes to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize equity incentives, the committee links a significant portion of executive compensation to the achievement of specific revenue and earnings targets that we believe are fundamental to building stockholder value through the market performance of our common stock. The objectives of our program are:

•	To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Macrovision;

•	To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of Macrovision’s common stock;

•	To promote the attraction and long-term retention of talented entrepreneurial executives; and

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

          We also provide our executives with standard employee benefits, such as participation in our 401(k) retirement plan, employee stock purchase plan and health benefit plan.  Executive officers are entitled to participate in these plans on terms generally available to all employees.

          Cash Compensation

          The compensation committee reviews technology company executive compensation surveys to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation committee reviews the compensation of executive officers on an annual basis.

          Bonuses

          For our executive officers, bonuses are based upon the attainment of specified revenue and operating income targets by Macrovision and upon the achievement of individual goals, as outlined in the Executive Incentive Plan. The amount of bonuses paid to these executive officers, however, is subject to the discretion of the compensation committee based on its assessment of the participant’s individual performance in attaining individual and overall company goals, the contribution to the organization by the participant and general and industry-specific conditions existing during the applicable period. For 2003, the compensation committee approved bonus payments earned under our Executive Incentive Plan for our executive officers, which ranged from $65,000 to $150,000.

          Equity-Based Compensation

          In 2003, stock options were granted to executive officers to aid in their long-term retention and to align their interests with those of Macrovision’s stockholders.  The compensation committee emphasizes equity-based compensation, principally in the form of stock option grants, as a cornerstone of our executive compensation program. Executive officer equity awards typically are set by the compensation committee based on the employee’s replacement value, industry surveys, each officer’s individual performance and achievements, market factors and the recommendations of executive management.

          During 2003, executive officers of Macrovision received option grants under the 1996 Equity Plan and the 2000 Equity Plan at exercise prices equal to the fair market value of our common stock on the dates of grant. These options vest over a three-year period after grant, subject to the participant’s continued employment with Macrovision. All options granted to executive officers in 2003 under the 1996 Equity Plan and the 2000 Equity Plan expire five years from the date of grant, unless a shorter term is provided in the option agreement or the participant’s employment with Macrovision terminates before the end of such five-year period.

          Deductibility of Compensation

          Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the chief executive officer and other named executive officers to $1 million per individual, unless certain requirements are met which establish that compensation as performance-based.  The compensation committee has considered the impact of this tax code provision and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to Macrovision by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m).

          The compensation committee will continue to review and modify Macrovision’s compensation practices and programs as necessary to ensure Macrovision’s ability to attract and retain key executives while taking into account the deductibility of compensation payments. Under the 1996 Equity Plan and the 2000 Equity Plan, award of stock options and performance stock are designed generally to satisfy the deductibility requirements of Section 162(m). However, such plans contain provisions under which certain types of awards, if granted, may not be fully deductible. The compensation committee has deemed it desirable to retain the flexibility in rewarding senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan, and, therefore, bonuses to our named executive officers under such plan generally will be counted against the

$1 million limitation on deductible compensation, and any compensation in excess of such limitation will not be deductible by us. Neither the chief executive officer nor any executive officers received compensation in excess of such limitation in 2003.

          Compensation of Chief Executive Officer

          Mr. Krepick, Macrovision’s Chief Executive Officer, received a base salary and participated in our Executive Incentive Plan during 2003.  For 2003, Mr. Krepick was awarded a bonus of $150,000 under the terms of the Executive Incentive Plan, based upon the consideration by the compensation committee of factors such as Mr. Krepick’s performance in attaining specific and overall goals, Mr. Krepick’s contributions to the organization and general and industry-specific conditions existing during 2003. Mr. Krepick also received a $300 holiday bonus outside the Executive Incentive Plan and a flexible time-off cash out for earned but unused vacation of $11,593.  On January 30, 2003, Mr. Krepick was granted stock options to purchase 60,000 shares of Macrovision’s common stock at a price of $11.99 per share. On July 23, 2003, Mr. Krepick was granted stock options to purchase 166,667 shares of Macrovision’s common stock at a price of $21.35 per share.  These stock options began vesting on the date of grant and vest over a three-year period, with 1/6th of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting in equal monthly amounts thereafter. In granting these stock options to Mr. Krepick, the compensation committee reviewed Mr. Krepick’s outstanding option grants and determined that these stock options were both necessary and appropriate to provide him with proper incentives for 2003 and subsequent years. In addition, Mr. Krepick was entitled to the following benefits which also were provided to Macrovision’s other executive officers: (i) company contributions to the 401(k) plan, (ii) employer paid premiums for life insurance coverage, (iii) buy-back of accrued vacation over allowable annual maximum, and (iv) health club membership reimbursement capped at $300 per year.

Members of the Compensation Committee
Steven G. Blank (Chair)
Thomas Wertheimer
Donna S. Birks
William N. Stirlen

AUDIT COMMITTEE REPORT

          The audit committee reports to the board of directors and is responsible for overseeing and monitoring the accounting functions and internal controls of Macrovision, its subsidiaries and affiliates and to ensure the objectivity of Macrovision’s financial statements.  The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” as required by applicable listing standards.

          Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Macrovision’s independent auditors are responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. The audit committee discussed with Macrovision’s independent auditors the overall scope and plans for its audit. The audit committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Macrovision’s internal controls and the overall quality of Macrovision’s financial reporting. The audit committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

          In discharging its oversight responsibility, the audit committee has met and held discussions with management and with KPMG LLP, Macrovision’s independent accountants for 2003. Management represented to the audit committee that Macrovision’s audited consolidated balance sheets at December 31, 2003 and 2002, and consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003 were prepared in accordance with generally accepted accounting principles in the United States.  The audit committee has read and discussed the consolidated financial statements with management and with KPMG LLP. The audit committee also discussed with KPMG LLP, those matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees” including information regarding the scope and results of the audit.

          The audit committee also obtained a formal statement from KPMG LLP describing all relationships between Macrovision and the auditors that bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee.” The audit committee discussed with KPMG LLP any relationships that may impact the firm’s objectivity and independence and also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and satisfied itself as to KPMG LLP’s independence.

          Based on these reviews and discussions and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board, and the board approved, that Macrovision’s audited consolidated balance sheets at December 31, 2003 and 2002, and consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003 be included in Macrovision’s 2003 Annual Report on Form 10-K.  The audit committee also approved, subject to stockholder ratification, the selection of KPMG LLP as independent auditors for the year ending December 31, 2004.

Members of the Audit Committee
William N. Stirlen (Chair)
Donna S. Birks
Thomas Wertheimer

STOCK PRICE PERFORMANCE

          The following graph compares the cumulative total stockholder return on our common stock from December 31, 1998 to December 31, 2003 with the cumulative total return of the Nasdaq Composite Index (the “Nasdaq”), the S&P 500 Composite Index (the “S&P 500”) and the Russell 2000 Index (“Russell 2000”) over the same period. These returns assume the investment of $100 in our common stock and in each of the other indices on December 31, 1998, and further assumes reinvestment of dividends.  The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

Cumulative Total Return
Based Upon an Initial Investment of
$100 on December 31, 1998
with Dividends Reinvested

	Macrovision Corporation	Nasdaq	S&P 500	Russell 2000

December 31, 1998	$100	$100	$100	$100
December 31, 1999	$350	$186	$121	$121
December 31, 2000	$701	$113	$110	$117
December 31, 2001	$333	$90	$97	$120
December 31, 2002	$152	$62	$76	$97
December 31, 2003	$214	$91	$156	$130

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          From January 1, 2003 to the date of this proxy statement, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of their immediate family had or will have a direct or indirect material interest, except as described above under “Executive Compensation” and the transactions described below.  There are no business relationships between us and any entity of which a director of Macrovision is an executive officer or of which a director of Macrovision owns an equity interest in excess of 10%, involving indebtedness in excess of 5% of our total consolidated assets for 2003 or involving payments for property or services in excess of 5% of our (or the other entity’s) consolidated gross revenues for 2003.

          Transactions with Matt Christiano

          Effective August 31, 2003, Matt Christiano voluntarily resigned his position as our Executive Vice President in which he acted in an advisory capacity to the management team.  For the period of January 1, 2003 to August 31, 2003, Mr. Christiano was paid a salary of $123,333.  Mr. Christiano is no longer employed by Macrovision, but is still a director of Macrovision.  Mr. Christiano is also the owner of our former offices located at 1530 Meridian Avenue, San Jose, California.  In connection with the termination of our lease agreement for this property, we made payments of approximately $126,000 to reimburse Doodlehead Properties, the property management firm for the Meridian Avenue property, for the cost of restoring the property to its original condition.

Director-Related Bankruptcy Proceeding

          Donna Birks, a director of Macrovision, served as Executive Vice President and Chief Financial Officer of Adaptive Broadband Corp. from December 1997 to January 2001.  Adaptive Broadband filed for a petition under the Federal bankruptcy laws in July 2001.

ADDITIONAL INFORMATION

          Annual Report. Our annual report to stockholders is being mailed to you with this proxy statement. We have filed our annual report on Form 10-K for the year ended December 31, 2003 with the Securities and Exchange Commission. It is available at the Securities and Exchange Commission’s website at www.sec.gov and on our website at www.macrovision.com.  If you did not receive these materials, we will send them to you without charge upon written request to our Corporate Secretary at 2830 De La Cruz Boulevard, Santa Clara, California 95050.

          Stockholder Proposals for the 2005 Annual Meeting. If you want us to consider including a proposal in our proxy statement for our 2005 annual meeting of stockholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934.  To be eligible for inclusion in Macrovision’s proxy statement and proxy materials, you must deliver a copy of your proposal to our Corporate Secretary at 2830 De La Cruz Boulevard, Santa Clara, California 95050 no later than December 17, 2004.  In addition, if a stockholder proposal is not submitted to us before March 2, 2005, then the proxy to be solicited by the board of directors for the 2005 annual meeting of stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2005 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.  If we do not receive your proposal within the specified time frame, you will not be permitted to raise your proposal at the annual meeting.

          Proxy Solicitation Costs. We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders on our behalf by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation.  We may also reimburse brokerage firms, fiduciaries and other persons representing beneficial owners of shares for their reasonable out-of-pocket expenses incurred in connection with forwarding voting information to the beneficial owners.

          Electronic Distribution of Proxy Materials.  We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of annual meeting materials, including email delivery of future proxy statements, annual reports and related materials and on-line stockholder voting. If you would like to view future proxy statements and annual reports over the Internet instead of receiving paper copies, you can elect to do so by voting at www.proxyvote.com. Your election to view these documents over the Internet will remain in effect until you revoke it. If you choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote.  We encourage you to conserve natural resources, as well as help us reduce printing and mailing costs, by signing up to receive future proxy mailings by email.

OTHER BUSINESS

          The board of directors does not presently intend to bring any other business before the meeting and, to the knowledge of the board, no matters are to be acted upon at the meeting other than the matters described in this proxy statement. However, if any other business should properly come before the meeting, the proxy holders named on the enclosed proxy card will vote the shares for which they hold proxies in their discretion.

By Order of the Board of Directors

Dated: April 8, 2004
Santa Clara, California	Ian R. Halifax, Secretary

Appendix A

MACROVISION CORPORATION
AUDIT COMMITTEE CHARTER

This amended charter of the Audit Committee (the “Committee”) was adopted by the Board of Directors (the “Board”) of Macrovision Corporation (“Macrovision or the “Company”) on February 26, 2004.

I.     AUDIT COMMITTEE PURPOSE

The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities for the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the external auditors’ qualifications and independence, and the performance of the Company’s internal audit function and external auditors.  The Committee’s function is one of oversight and review, and it is not expected to audit the Company’s financial statements, to define the scope of the audit, to control the Company’s accounting practices, or to define the standards to be used in preparation of the Company’s financial statements.

The Board has appointed the Committee to provide independent and objective oversight of the accounting and reporting functions and the system of internal controls of Macrovision, its subsidiaries and affiliates.  The Committee shall also prepare the report the Securities and Exchange Commission (“SEC”) requires to be included in the Company’s annual proxy statement.

II.     AUTHORITY

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities including the ability to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.  It is empowered to:

•

Appoint, compensate, retain, determine funding for (and be provided funding for) and monitor the continuing independence and performance of the public accounting firm employed by the Company to conduct the annual audit.  This external audit firm will report directly to the Committee;

•	Resolve any disagreements between management and the auditor regarding financial reporting;

•	Pre-approve all audit and permitted non-audit services performed by the Company’s external audit firm;

•	Retain and determine funding for (and be provided funding for) independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation;

•	Seek any information it requires from employees – all of whom are directed to cooperate with the Committee’s requests – or external parties; and

•	Meet with the Company’s officers, accounting staff, internal and external auditors, and outside counsel, as necessary.

The Committee may delegate authority to subcommittees, including the authority to pre-approve all audit and permitted non-audit services if so specified in pre-approval policies and procedures adopted by the Committee, provided that such decisions are presented to the full Committee at its next scheduled meeting.

III.     MEMBERSHIP

The Committee shall be comprised of three or more members of the Board, with the exact number being determined by the Board.  Each member of the Committee shall be “independent” as defined by the SEC and the National Association of Securities Dealers’ (“NASD”) listing standards (each “independent” member of the Board being an “Independent Director”).  Each member of the Committee shall be a non-employee director and free from any relationship that would interfere with the exercise of his or her independent judgment.  No member of the Committee shall be employed by or otherwise affiliated with the Company’s external auditors.  No member of the

Committee shall have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years.

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.  Each member shall be elected annually to a one-year term by majority vote of the Board at the first meeting of the Board held following the annual meeting of the Company’s stockholders.  Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy.  No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.  The Board may elect a member of the Committee to serve as the chair of the Committee.  If the Board does not elect a chair, the members of the Committee may designate a chair by majority vote of the Committee members.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.  At least one member of the Committee shall meet the “audit committee financial expert” requirements as defined by the SEC and at least one member of the Committee shall have accounting related financial management expertise or other comparable experience or background, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, sufficient to provide the individual with “financial sophistication” as defined by the NASD.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee chair, and in the case where the Committee chair faces a potential or actual conflict of interest, the Committee chair shall advise the Chairman of the Board.  In the event that the Committee chair, or the Chairman of the Board, concurs that a potential or actual conflict of interest exists, the Committee member facing such potential or actual conflict of interest shall recuse himself/herself from the deliberations of the Committee regarding the matter posing the potential or actual conflict of interest until the matter is resolved.

IV.     MEETINGS AND MINUTES

The Committee members shall meet at least four times annually (at least once per quarter), or more frequently as circumstances dictate.  The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), actions without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.  The Committee will maintain written minutes of its meetings and written actions without meetings, which minutes and actions will be filed with the minutes of the meetings of the Board.  The Committee shall meet privately in executive session at least annually with management, the external auditors, and as a Committee to discuss any matter that the Committee or any of these groups believe should be discussed.

V.     RESPONSIBILITIES AND DUTIES

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities.  These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.              Financial Statements and Other Disclosure Documents.  Review with management and the external auditors the Company’s financial disclosure documents prior to filing with the SEC or other distribution, including all financial statements and reports filed with the SEC or sent to stockholders, and the results of the external auditors’ audit of the financial statements.  In connection with this review, the Committee will also review and discuss with the external auditors and management the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Forms 10-K and 10-Q.  Following the satisfactory completion of each year-end review, the Committee shall recommend to the Board whether or not the audited financial statements should be included in Macrovision’s filing on Form 10-K.  Specific responsibilities are listed below.

•

Review significant accounting and reporting developments and understand their impact on the financial statements and other disclosure documents including:  1) complex or unusual transactions and highly judgmental areas; 2) major issues regarding accounting principles and financial statement presentation matters including significant changes in the Company’s methods of accounting or selection or application of accounting principles; and, 3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•

Review analyses prepared by management and/or the external auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of effects of alternative GAAP methods on the financial statements.

•

Review with management and the external auditors the results of the audit, including any difficulties encountered.  This review will include any restrictions on the scope of the external auditors’ activities or on access to requested information, and any significant disagreements with management.

•	Review the annual audited and quarterly financial statements with management and the external auditors.

•

Review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of the system of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s system of internal controls.

•

Discuss earnings press releases (particularly use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.  This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made).  The Committee does not need to discuss each release in advance.

2.              Internal Control Systems.  In consultation with management, and the external auditors, the Committee shall consider the effectiveness and integrity of the Company’s financial reporting process and internal controls, including information technology security and control, to ensure reliability of the financial reporting and compliance with applicable codes of conduct, laws and regulations.

The Committee shall consider the scope of internal and external auditors’ review of internal controls over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

3.              Internal Audit.  The Committee shall review the performance, and determine the scope, roles and responsibilities, of the Company’s internal audit function, including:

•	Assessment of resource requirements (internal, external and/or combined).

•

Review with management and the director of internal audit (chief audit executive) any Internal Audit Charter, audit plans, activities, staffing and organizational structure of the internal audit function.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.

•	Review any significant reports to management prepared by the internal audit department.

•

Review the effectiveness of the internal audit function annually as part of the year-end external audit and reporting process, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

•	On a regular basis, meet separately with the chief audit executive to discuss any matters that the Committee or internal audit believes should be discussed privately.

4.              External Audit.  The Committee’s responsibilities regarding the Company’s external auditors shall include:

•	Review and revise as necessary, the Company’s Audit and Non-Audit Services Pre-Approval Policies and Procedures, attached hereto as Exhibit A.

•

Review the external auditors’ proposed plan of audit, including scope, staffing and approach, and coordination as appropriate with the internal audit function.  Approve audit and other fees to be paid to the external auditors.

•

Review and evaluate the qualifications, performance and continuing independence of the external auditors and exercise ultimate authority and responsibility for appointing, setting the compensation for, and discharging of the external auditors.  In performing this review and evaluation, the Committee will:

1)

At least annually, obtain and review a formal written report by the external auditors describing (a) the firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1 (to assess the auditor’s independence).

2)

Discuss with the external auditors any disclosed relationships or services that may impact the objectivity or independence of the external auditors and take appropriate steps to satisfy itself of the external auditors’ independence.

	3)	Take into account the opinions of management and internal audit of the Company.

	4)	Review and evaluate the lead partner of the external auditors.

	5)	Present the Committee’s conclusions with respect to the external auditors to the full Board.

•

Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.  Present conclusions to the full Board.

•

Set a clear hiring policy for employees or former employees of the external auditors.  That policy currently is as follows:  The Company shall not hire as the Company’s chief executive officer, chief financial officer, controller or chief audit executive, or in any other equivalent position within the Company, any former employees of the external auditors from any office providing assurance services to Macrovision until 12 months have elapsed after cessation of employment with the external auditors.

•	Review written communications between management and the external auditor relating to disagreements on accounting treatment of material items and other material matters relating to the audit.

•

On a regular basis, meet with the external auditors to discuss any matters the Committee or external auditors believe should be discussed, either with management present or privately, including matters required to be communicated to audit committees in accordance with AICPA SAS 61, as may be modified or supplemented.

•

Discuss with the external auditors the quality of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and other significant decisions made by management in preparing the financial disclosures.

5.              Compliance.  The Committee’s responsibilities regarding the Company’s compliance obligations shall include:

•

Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•

Establish and monitor procedures for: 1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and 2) the confidential, anonymous submission by employees of the Company regarding questionable accounting and auditing matters.

•	Review the findings of any examinations by regulatory agencies and any auditor observations.

•	Review and discuss any certifications provided by officers of the Company pursuant to SEC or NASD rules or other legal requirements.

•	Review the processes for communicating the code of conduct and ethics to Company personnel and for monitoring compliance with the policy.

•

Obtain regular updates from management and Company legal counsel regarding compliance matters.  On at least an annual basis, review with the Company’s outside counsel, any legal matters that could have a significant impact on the financial statements, or compliance with applicable laws and regulations, and any inquiries received from the regulators or governmental agencies.

6.              Reporting Responsibilities.  The Committee’s reporting responsibilities shall include:

•

Regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s external auditors and the performance of the internal audit function.

•	Provide an open avenue of communication among internal audit, management, the external auditors and the Board.

•

Annually prepare a report to stockholders as required by the SEC.  The report should be included in the Company’s annual proxy statement and should include a description of the Committee’s composition, responsibilities and how they were discharged, and any other information required by rule.

•	Review any other reports the Company issues that relate to the Committee’s responsibilities.

7.              Other Responsibilities.  Other responsibilities of the Committee include

•	Adequacy of Personnel. Review periodically the adequacy of Macrovision’s accounting, financial and auditing personnel resources.

•

Risk Management.  Review and evaluate risk assessment and risk management policies in light of business strategy, capital strength, and overall risk tolerance.  On a periodic basis, the Committee also shall evaluate the Company’s investments and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

•	Related Party transactions. Approve all material related party transactions entered into by the Company.

•	Tax Policies. Review periodically the Company’s tax policies and pending audits or assessments.

•

Charter.  Review and reassess the adequacy of this Charter at least annually.  Submit the charter to the Board for approval and have the document published in accordance with SEC regulations (currently, once every three years).

•	Institute and oversee special investigations as needed and, where appropriate, engage outside advisors to assist.

•	At least annually, review the performance of the Committee through self-assessment and assessment by the Board.

•

Perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and the NASD, and perform other activities that are consistent with this charter, the Company’s bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

EXHIBIT A

MACROVISION CORPORATION
AUDIT AND NON-AUDIT SERVICES
PRE-APPROVAL POLICIES AND PROCEDURES

                         As approved by the Audit Committee on February 20, 2003

          The Audit Committee has the authority to retain an accounting firm or an accountant, negotiate accounting fees and contract with the accounting firm or the accountant.  The policies and procedures with respect to engaging an accounting firm or an accountant to render audit or non-audit services for Macrovision Corporation (the “Company”) are as follows, subject to amendment from time to time by the Audit Committee:

I.	PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

	A.	Audit Services

          All audit services performed by an accounting firm or an accountant must be approved by the Audit Committee.

B.	Non-Audit Services

          All non-audit services performed by an accounting firm or an accountant must be approved by the Audit Committee.

II.	NON-AUDIT SERVICES CONSIDERATIONS WHEN PROPOSED TO BE PERFORMED BY THE COMPANY’S OUTSIDE AUDITOR

	A.	General Policy

          In determining whether to approve non-audit services to be performed by the accounting firm that performs the audit of the Company’s financial statement, the overall policy to be considered is to maintain the outside auditor’s independence, which independence will be compromised if any non-audit service infringes on the following three basic principles: (1) an outside auditor cannot function in the role of management, (2) an outside auditor cannot audit his or her own work, (3) an outside auditor cannot serve in an advocacy role for the Company.

B.	Permitted Services

          The following specific services may be provided by the Company’s outside auditor, subject to the pre-approval process contained herein:

(1)

Tax Services.  Company compliance, tax planning and tax advice is allowed.  Representing the Company before a tax court, however, may impair the outside auditor’s independence and so is subject to pre-approval by the entire Audit Committee.  In addition, the entire Audit Committee must also pre-approve any transaction identified or recommended by the outside auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

(2)

Expert Services Related to the Audit.  The outside auditor may be engaged to assist the Audit Committee to fulfill its responsibilities to conduct its own investigation of a potential accounting impropriety.  The outside auditor may also perform internal investigations or fact-finding engagements including forensic or other fact-finding work that results in the issuance of a report to the Company.  Performing such procedures is consistent with the role of the outside auditor and can improve audit quality. In addition, in any litigation or regulatory or administrative proceeding or investigation, the outside auditor may provide factual accounts, including testimony, of work performed or explaining the positions taken or conclusions reached during the performance of any service provided by the outside auditor for the Company.

(3)

Acquisition Due Diligence.  The outside auditor may be engaged to assist the Company in gathering and reviewing documents and financial information relating to entities and assets that the Company is considering for acquisition or investment.  The outside auditor’s services may include forensic or other fact-finding work and may result in the issuance of a report to the Company.  However, the outside auditor should not be engaged to provide any opinion on valuation of the acquisition or fairness of the transaction or any other expert opinion relating to the transaction.

(4)

Services Not Prohibited.  Any services not expressly prohibited below may be provided by the Company’s outside auditor if the Audit Committee determines that such services will not conflict with any of the three basic principles of independence referenced above.

C.	Prohibited Services

          Unless otherwise provided herein, the accounting firm that performs an audit of the Company’s financial statements may not be approved to provide any of the following services:

(1)

Bookkeeping. Bookkeeping or other services related to the accounting records or financial statements of the Company, including maintaining or preparing the Company’s records, or preparing or originating source data underlying the Company’s financial statements.  Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (1) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

(2)

Financial Information Systems Design and Implementation. Financial information systems design and implementation, including directly or indirectly operating or supervising the operation of, the Company’s information system or managing the Company’s local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (2) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph (2) include working on hardware or software systems’ unrelated to the Company’s financial statements or accounting records.  Additionally, the outside auditor may evaluate the internal controls of a system as it is being designed, implemented or operated either as part of an audit or attest service and making recommendations to management.  Likewise, the outside auditor may make recommendations on internal control matters to management or other service provides in conjunction with the design and installation of a system by another service provider.

(3)

Appraisal or Valuation Services, Fairness Opinions, or Contribution-in-Kind Reports. Any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (3) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph (3) include providing these services for non-financial reporting purposes (e.g., transfer pricing studies, cost segregations studies and other tax-only valuations).  In addition, the outside auditor may utilize its own valuation specialist to review the work performed by the Company or a specialist employed by the Company, provided the Company or the specialist employed by the Company provides the technical expertise that the Company uses in determining the amounts recorded in the financial statements.

(4)

Actuarial Services. Actuarial services, including any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company, other than assisting the Company in understanding the methods, model, assumptions, and inputs used in computing an amount. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (4) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph (4) include advising on the appropriate actuarial methods and assumptions to be used.  (It is not, however, appropriate for the outside auditor to provide the actuarial valuations).  The outside auditor may also utilize its own actuaries to assist in conducting the audit so long as the Company uses its own actuaries or third-party actuaries to provide management with actuarial capabilities.

(5)

Internal Audit Outsourcing Services.  Internal audit outsourcing services, including any internal audit service that has been outsourced by the Company that relates to the Company’s internal accounting controls, financial systems or financial statements for the Company. Notwithstanding the foregoing, the accounting firm that performs an audit of the Company’s financial statements may provide the services described in this paragraph (5) if the Audit Committee believes it is reasonable to conclude that the results of the services will NOT be subject to audit procedures during an audit of the Company’s financial statements.

Examples of items that are not considered “prohibited services” under this paragraph include (5) include the outside auditor providing attest services to the Company related to internal controls, and making recommendations or improvements in connection with the outside audit.  These do not constitute an internal audit outsourcing engagement.

(6)

Management Functions.  Management functions, including acting, temporarily or permanently, as a directors, officer, or employee of the Company or performing any decision-making, supervisory or ongoing monitoring function for the Company.

(7)

Human Resources.  Human resource services, including searching for or seeking out prospective candidates for managerial, executive, or director positions, engaging in psychological testing or other formal testing or evaluation programs, undertaking reference checks of prospective candidates for an executive or director position, acting as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits, or other conditions of employment, or recommending or advising the Company to hire, a specific candidate for a specific job.

Examples of items that are not considered “prohibited services” under this paragraph (7) include interviewing job candidates and advising the Company on the candidates’ competence for financial accounting, administrative or control positions.

(8)

Broker or Dealer.  Broker or dealer, investment adviser, or investment banking services, including acting as a broker-dealer (registered or unregistered), promoter or underwriter, on behalf of the Company, making investment decisions on behalf of the Company or otherwise having discretionary authority over the Company’s investments, executing a transaction to buy or sell an investment of the Company, or having custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

(9)

Legal Services.  Legal services, including providing any service to the Company that, under circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

(10)

Expert Services Unrelated to the Audit.  Expert services unrelated to the audit, including providing an expert opinion or other expert service for the Company or the Company’s legal representative for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

III.	CORRECTIVE POST-APPROVAL OF DE MINIMIS ITEMS

          The Audit Committee must pre-approve all audit, review or attest services and, except as provided below, all non-audit services.  However, for de minimis non-audit services, the Audit Committee may approve such services after the fact if the following conditions are met:

•

The aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by the Company to its accountant during the fiscal year in which the services are provided;

•	Such services were not recognized by the Company at the time of engagement as being non-audit services; and

•	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit.

Appendix B

MACROVISION CORPORATION

COMPENSATION COMMITTEE CHARTER

          This charter of the Compensation Committee (the “Committee”) was adopted by the Board of Directors (the “Board”) of Macrovision Corporation (the “Company”) on February 26, 2004.

I.	PURPOSE

           The purpose of the Committee is to seek to ensure that compensation programs will encourage high performance, promote accountability and align employee interests with the interests of the Company’s stockholders. Further the Committee will seek to ensure that executives are developed and a succession plan is in place and supported by the Company’s executive officers.

           The Committee will oversee, evaluate and approve the Company’s succession, compensation, executive development and employee benefit plans, policies and programs, including its executive compensation plans and its incentive-compensation and equity-based plans.

           The Committee will have the authority to undertake the specific duties and responsibilities described below.  The Committee may supplement these duties and responsibilities as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.  The Committee will have the authority to undertake any other duties assigned by law or delegated to the Committee by the Board.

II.	COMMITTEE MEMBERSHIP

           The Committee will consist of at least three directors, with the exact number to be determined by the Board.  All members of the Committee must qualify as independent directors (“Independent Directors”) as defined under the rules of the Nasdaq Stock Market (or its successor).  Members of the Committee must also qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Regulation §1.162-27(e)(3) promulgated under the Internal Revenue Code of 1986, as amended, and will satisfy any other necessary standards of independence under the federal securities and tax laws.

           All members of the Committee will be appointed by, and will serve at the discretion of, the Board.  Each member will be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board to be held following the annual meeting of stockholders.  Vacancies on the Committee will be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy.  No member of the Committee will be removed except by majority vote of the Independent Directors then in office.  The Board may elect a member of the Committee to serve as the chair of the Committee.  If the Board does not elect a chair, the members of the Committee may designate a chair by majority vote of the Committee membership.  The Board may designate one or more Independent Directors as alternate members of the Committee who may replace any absent or disqualified member at any Committee meeting.

III.	MEETINGS AND MINUTES

           The Committee will meet at least two times per calendar year.  Additional meetings of the Committee will be held from time to time as determined by the needs of the Board or the Committee.  The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), actions without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.  Following each of its meetings, the Committee will inform the Board about all actions taken by the Committee at the meeting.  The Committee will maintain written minutes of its meetings and written actions without meetings, which minutes and actions will be filed with the minutes of the meetings of the Board.

          The Committee will meet with the Chief Executive Officer at the beginning of each fiscal year to discuss the incentive compensation programs to be in effect for such fiscal year and the corporate goals and objectives relevant to those programs.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

          The authority and responsibilities of the Committee will be to:

(a)

Review and approve at least annually the competitiveness of the Company’s cash and non-cash executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s stockholders.

(b)

Review and approve all compensation (including the adjustment of base salary each year) and all bonus and other incentive compensation programs for the Company’s executive officers, and authorize all awards to such individuals under those programs.  The Committee will review and approve any employment, severance or termination arrangements to be made with any executive officer of the Company.

(c)

Develop and approve annually a CEO succession plan, including (a) a gradual development process that protects the company's culture, mission, and long-term strategy, (b) a backup emergency plan presented to and approved by the Board, designating this leadership role by title, (c) regular sessions with the CEO and executive committee on succession planning and executive development.

(d)	Review and approve at least annually the corporate goals and objectives relevant to the compensation of the Chief Executive Officer.

(e)

Evaluate the performance of the Chief Executive Officer in light of these goals and objectives and set the Chief Executive Officer’s compensation level based on such evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee will consider all relevant factors, including the Company’s performance and relative stockholder return and the value of similar awards to chief executive officers of comparable companies.

(f)	Review trends in management compensation, oversee the development of new compensation plans and, when necessary, approve the revision of existing plans.

(g)	Review and make recommendations to the Board regarding the general compensation guidelines for the Company’s employees.

(h)

Supervise the Company’s administration of, and make recommendations to the Board regarding any interpretation, modification or amendment of, its equity incentive plans, whether adopted prior to or after the date of adoption of this charter (the “Stock Plans”).  Pursuant to the authority delegated to the Committee by the Board, the Committee may grant stock options or any other award permitted under the Stock Plans to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended).

(i)

The Committee shall not cause the Company to make or arrange, directly or indirectly any extension, renewal or maintenance of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

	(j)	Annually prepare a report on executive compensation for inclusion in the Company’s proxy materials in accordance with all applicable rules and regulations.

(k)

Form subcommittees for any purpose that the Committee deems appropriate and delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee will consist of fewer than two members; and provided further that the Committee will not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

(l)

Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any exchange or market on which the Company’s capital stock is traded.  The Committee will also perform such duties and responsibilities as may be assigned to the Committee under the terms of any executive compensation plan, any incentive-compensation or equity-based plan, any general compensation plan, any retirement or severance pay plan or any other employee benefit plan of the Company.  The Committee will perform other activities that are consistent with this charter, the Company’s bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

V.	COMMITTEE EVALUATION

           At least annually, the Committee will evaluate its performance under this charter.  In conducting this review, the Committee will evaluate whether this charter appropriately addresses the matters that are or should be within its scope.  The Committee will address all matters that the Committee considers relevant to its performance, including, among other matters, the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

           The Committee will report the results of its evaluation to the Board, including any recommended amendments to this charter and any recommended changes to the Company’s or the Board’s policies or procedures.  This charter will be filed with the Securities and Exchange Commission as part of the Company’s proxy statement and will also be available on the Company’s website.

VI.	OTHER

           The Committee will have the right, as and when it will determine to be necessary or appropriate to the functions of the Committee, to conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities.  The Committee may retain, at the Company’s expense, such legal counsel or other consultants and advisers as it deems necessary, who will report directly to the Committee.  The Committee will have the sole authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Company.

Appendix C

MACROVISION CORPORATION

CORPORATE GOVERNANCE AND
NOMINATING COMMITTEE CHARTER

          This charter of the Corporate Governance and Nominating Committee (the “Committee”) was adopted by the Board of Directors (the “Board”) of Macrovision Corporation (the “Company”) on April 5, 2004.

I.	PURPOSE

          The purpose of the Committee is to:

	•	Advise and make recommendations to the Board on matters concerning corporate governance and directorship practices;

	•	Recommend to the Board the director nominees to be proposed by the Company for election at each annual meeting of stockholders;

	•	Identify and evaluate potential candidates for membership on the Board and make recommendations regarding overall Board composition;

	•	Recommend performance criteria, conduct evaluations and set compensation for Board Members; and

	•	Recommend to the Board director nominees for each committee and chairpersons for each committee.

II.	COMMITTEE MEMBERSHIP

          All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.  Each member shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board to be held following the annual meeting of stockholders.  Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy.  No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.  The Board may elect a member of the Committee to serve as the chair of the Committee.  If the Board does not elect a chair, the members of the Committee may designate a chair by majority vote of the Committee membership.

          The Committee shall consist of three or more members of the Board, with the exact number to be determined by the Board.  All members of the Committee shall qualify as independent directors (“Independent Directors”) as defined under the rules of the Nasdaq Stock Market (or its successor).  All members of the Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, and shall satisfy any other necessary standards of independence under the federal securities laws.

III.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

          The responsibilities and authority of the Committee are to:

1.	Recommend to the Board the director nominees to be proposed by the Company for election at each annual meeting of stockholders.

2.

Actively seek individuals qualified to become board members, in compliance with the board composition and selection criteria outlined in Appendix A.  The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.  The

Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, which advisors will report directly to the Committee.

	3.	Consider and make recommendation to the Board concerning the appropriate size and needs of the Board and the size, membership and chairing of the Board committees.

	4.	Advise and make recommendations to the Board on matters concerning corporate governance and directorship practices.

	5.	Identify and review potential or actual conflicts of interest between Board members and between the Company and other companies on which board a Board member of the Company may serve.

6.

Oversee the Board’s annual review of the performance of its directors and consider the performance and qualifications of each director (which criteria will include the nature and amount of each director’s participation in Board and committee affairs, as well as whether the Board collectively has the necessary diversity of skills, backgrounds and experience to meet the Company’s ongoing needs).

7.

Periodically review the compensation paid to non-employee directors for annual retainers (including Board and committee chairs), stock options or other equity compensation and meeting fees, if any, and make recommendations to the Board for any adjustments.  No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as such.

	8.	Form and delegate authority to subcommittees when appropriate.

	9.	Report to the Board on its findings and actions on a regular basis.

10.

Periodically review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.  This charter will be filed with the Securities and Exchange Commission as part of the Company’s annual proxy statement and will also be available on the Company’s website.

IV.	MEETINGS AND MINUTES

          Meetings of the Committee shall be held from time to time as determined by the Board, the Committee or the chair of the Committee.  The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), actions without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.  The Committee will maintain written minutes of its meetings and written actions without meetings, which minutes and actions will be filed with the minutes of the meetings of the Board.

Appendix A
Board Composition and Selection Criteria

A.      Composition of Board

A principal goal of the Board is to optimize the availability of independent perspectives in order to give advice to the Chief Executive Officer and management, to increase the quality of Board oversight and to lessen the possibility of conflicts of interest.  Accordingly, the Board should consist predominantly of non-management directors, that is, those directors who are not and have not been employees of the Company in the past three years.  The President and Chief Executive Officer of the Company report directly to the full Board.

At all times, a majority of the Board shall consist of Independent Directors (as previously defined), that is, those directors that do not possess any material relationship with the Company as determined by the Board on an annual basis pursuant to Part C below.

B.       Size of Board

The Board should be comprised of a sufficient number of directors to enable the Board to properly perform its responsibilities and achieve its governance objectives and goals.  The Board should be a group small enough to permit substantive discussions of the whole Board in which each director can participate meaningfully and large enough that committee work does not become unduly burdensome.  In addition, the Board seeks a broad range of skills, expertise, industry knowledge and contacts useful to the Company’s business.

C.      Director Independence

A director is independent when he or she has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company, other than as a director, as determined by the Board.  The Committee is responsible for annually reviewing with the Board the appropriate criteria and standards for determining director independence consistent with all applicable legal requirements and the rules of The Nasdaq Stock Market and the rules and regulations of the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended.

D.      Selection of New Directors

The goal of the Committee is to maintain a strong and experienced Board by continually assessing the Board’s business background, current responsibilities, level of independence, community involvement and expected period of time available for service.   Other important factors to be considered by the Committee in the selection of nominees for the position of non-management director include current knowledge and contacts in the Company’s industry and other industries relevant to the Company’s business, ability to work together as an effective group and ability to commit adequate time to serve as a director.

The Committee is responsible for annually reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current composition of the Board and the Board’s goals for nominees to the Board.  The Board is responsible for selecting and recommending nominees for election by the Company’s stockholders and for making interim appointments of directors in accordance with the Company’s bylaws.  The Board delegates the screening process to the Committee under the direction of the Chairman of the Committee and with input from the Chairman of the Board and the Chief Executive Officer of the Company.  The Chairman of the Committee may authorize the Chief Executive Officer or any other representative of the Board, speaking on behalf of the Board, to extend invitations to join the Board to new director candidates.

E.      Director Education and Orientation

All directors are expected to be knowledgeable about the Company and its industry.  This knowledge is gained from attendance at Board meetings, regular meetings with management of the Company and reading of appropriate

industry, corporate governance and directorship literature.    Management may also conduct orientation sessions for new directors.  Directors may also consider attending director training sessions and educational seminars where appropriate.

F.      The Chairman of the Board

The Company’s bylaws do not prohibit the same person from holding the offices of Chairman of the Board and President/Chief Executive Officer.  As a general practice, the Board seeks to have a non-management Chairman of the Board.  The Board believes, however, that the decision as to whether the Chief Executive Officer or a non-management director should chair the Board will vary depending on the situation of the Company, the Chief Executive Officer and the Board.  It may be beneficial for the Chief Executive Officer to serve also as the Chairman of the Board or it may be beneficial to split the positions.  The Board retains the flexibility to make the decision at any time, based on circumstances at that time.

G.      Term of Directors

The Board does not favor a formal rotation process or term limits for non-management directors.  The Board believes it is important to monitor overall Board performance and to have a process for bringing in new members, to address changing needs of the Company and to bring fresh perspectives to the challenges facing the Company as circumstances warrant.

H.      Age Limits

For the same reasons discussed in Part G. above, the Board does not have an age limit for directors or a mandatory retirement policy.  The Board believes that it should have the flexibility to appoint or retain qualified Board members, regardless of age.

I.      Nomination Process

As part of each annual evaluation of the Board’s performance, the Committee will reassess the mix of skills, experience, contacts and other qualities for the Board.  The Chairman of the Board, the Chief Executive Officer and the Chairman of the Committee will then propose to the Committee a group of directors to be nominated for election.  The Committee will then recommend to the Board the directors to be nominated for stockholder election.

The Committee will consider any nomination of directors made by the Company’s stockholders, provided that any such nomination from stockholders complies with the procedures set forth in the Company’s bylaws and the notice of director nomination meets all the requirements contained in the bylaws and includes other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934.